Exhibit 3.4

BYLAWS

OF

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

A Nevada corporation

As adopted March 12, 2018

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TABLE OF CONTENTS

(continued)

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BYLAWS

OF

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

ARTICLE 1. OFFICES

1.1)          Registered Office. The registered office of the corporation shall be 701 S. Carson Street, Suite #200, Carson, City, Nevada 89701. The Board of Directors shall have authority to change the registered office of the corporation from time to time, and any such change shall be registered by the Secretary with the Secretary of State of Nevada.

1.2)          Offices. The corporation may have such other offices, including its principal business office, either within or without the State of Minnesota, as the Board of Directors may designate or as the business of the corporation may require from time to time.

ARTICLE 2. SHAREHOLDERS

2.1)          Regular Meeting. Regular meetings of the shareholders of the corporation shall be held at the principal business office of the corporation, or at such place as is designated by the Board of Directors, at which time the shareholders, voting as provided in the Articles of Incorporation, shall elect a Board of Directors for the ensuing year, and shall transact such other business as shall properly come before them.

2.2)          Frequency of Regular Meetings. Regular meetings which may also be referred to as annual meetings of shareholders may be called at any time by a majority of the Board of Directors. If a regular meeting of shareholders has not been held during the immediately preceding thirteen (13) months, a shareholder or shareholders holding three percent (3%) or more of all voting shares may demand a regular meeting of shareholders by written notice of demand given to the Chief Executive Officer or Secretary of the corporation. Within thirty (30) days after receipt of the demand by one of those officers, the Board shall cause a regular meeting of shareholders to be called and held on notice no later than ninety (90) days after receipt of the demand, all at the expense of the corporation.

2.3)          Special Meetings. Special meetings of the shareholders may be called by the Secretary at any time upon request of the Chief Executive Officer, or two of the members of the Board of Directors, or upon a written request of shareholders holding ten percent (10%) or more of the capital stock entitled to vote. The written request shall be given to the Chief Executive Officer and shall contain the purpose of the meeting. Notice shall be given in accordance with the provisions of Section 2.7 hereof.

2.4)          Quorum. The holders of a majority of the shares outstanding and entitled to vote, represented either in person or by proxy, shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting, at which a quorum of the shareholders is present, may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice or other announcement at the meeting, until the requisite number of voting shares shall be represented; any business may be transacted at such reconvened meeting which might have been transacted at the meeting which was adjourned.

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2.5)          Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one (1) vote for each share having voting power standing in his name on the books of the corporation. Upon the demand of any shareholder, the vote for director, or the vote upon any question before the meeting shall be by ballot. All elections shall be had and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum, except in such cases as shall otherwise be required or permitted by statute, the Articles of Incorporation, these Bylaws or by agreement approved by a majority of all shareholders.

2.6)          Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the articles or bylaws of such corporation may prescribe, or in the absence of such provision, as that corporation’s board of directors may prescribe. Shares under control of a personal representative, administrator, guardian, conservator, attorney-in-fact, or other similar person may be voted by that person, either in person or by proxy, without registration of those shares in the name of that person. Shares under the control of a trustee in bankruptcy or a receiver may be voted by the trustee or receiver if authority to do so is contained in an appropriate order of the court by which the trustee or receiver was appointed. A shareholder whose shares are pledged may vote those shares until the shares are registered in the name of the pledgee. Shares held by a trust shall be registered in the name of a trustee, as trustee for the trust, and may be voted by that named trustee in person or by proxy.

2.7)          Notice of Meeting. There shall be mailed to each shareholder shown by the books of the corporation to be a holder of record of voting shares, at his address as shown by the books of the corporation, a notice setting out the time and place of the regular meeting or any special meeting, which notice shall be mailed at least ten (10) days prior thereto. Every notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to purposes stated in the call. Notice thereof may be waived in writing either before, at, or after such meeting.

2.8)          Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxies shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

2.9)          Record Date. The Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any of the aforesaid events, as a record date for the determination of shareholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or allotment of rights, or to exercise the rights in respect to any change, conversion or exchange of capital stock or to give such consent, and in such case only such shareholders on the record date so fixed shall be entitled to notice of and to vote at such meeting and any adjournment thereof, or to receive such dividend or allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date so fixed. If the stock transfer books are not closed and no record date is fixed for such determination of the shareholders of record, the date on which notice of the meeting is mailed, or the date of adoption of a resolution of the Board of Directors declaring a dividend, allotment of rights, change, conversion or exchange of capital stock or to give such consent, whichever is earlier, shall be the record date for such determination of shareholders. The determination of shareholders entitled to vote at the meeting as called shall apply to any adjournment of such meeting except when the date of determination or the closing of the stock transfer book is more than ninety (90) days prior to such adjourned meeting, in which event a new meeting must be called.

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2.10)       Presiding Officer. The appropriate officers of the corporation shall preside over all meetings of the shareholders; provided, however, that in the absence of an appropriate corporate officer at any meeting of the shareholders, the meeting shall choose any person present to act as presiding officer of the meeting.

2.11)       Conduct of Meetings of Shareholders. Subject to the following, meetings of shareholders generally shall follow accepted rules of parliamentary procedure:

1.               The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If the chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of shareholders or part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

2.               If disorder should arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

3.               The chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

2.12)       Order of Business. The suggested order of business at the annual meeting of shareholders, and so far as possible at all other meetings of the shareholders, shall be:

1.               Reading and disposal of any unapproved minutes.

2.               Annual reports of all officers and committees.

3.               Election of directors.

4.               Unfinished business.

5.               New business.

6.               Adjournment.

2.13)       Inspectors of Election. The Board of Directors in advance of any meeting of shareholders may appoint Inspectors to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the officer or person acting as chairman of any such meeting may, and on the request of any shareholder or his proxy, shall make such appointment. In case any person appointed as inspector shall fail to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting, or at the meeting by the officer or person acting as chairman. The inspectors of election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising and announce the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

No inspector whether appointed by the Board of Directors or by the officer or person acting as chairman need be a shareholder.

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ARTICLE 3. DIRECTORS

3.1)          General Powers. The property, affairs, and business of the corporation shall be managed by the Board of Directors.

3.2)          Number. The number of directors shall be two (2) but the number of directors may be increased or diminished by a majority vote of the board of directors.

3.3)          Qualifications and Term of Office. Directors need not be shareholders or residents of the State of Nevada. Directors shall be elected by the shareholders at a regular meeting for an indefinite term until the next regular meeting of shareholders and until a successor shall have been elected and qualified. Each of the directors of the corporation shall hold office until the regular meeting next following or closely coinciding with the expiration of his term of office and until his successor shall have been elected and shall qualify, or until he shall resign, or shall have been removed as provided by statute.

3.4)          Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business; provided, however, that if any vacancies exist by reason of death, resignation or otherwise, a majority of the remaining directors shall constitute a quorum for the conduct of business. If less than a quorum is present at any meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.5)          Regular Meetings. As soon as practical after each regular meeting of shareholders, the Board of Directors shall meet for the purposes of organization, choosing the officers of the corporation and for the transaction of other business at the place where the shareholders meeting is held or at the place where regular meetings of the Board of Directors are held. No notice of such meeting need be given. Such first meeting may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings or in a consent and waiver of notice signed by all the directors.

Other regular meetings of the Board of Directors shall be held from time to time at such time and place as may from time to time be fixed by resolution adopted by a majority of the whole Board of Directors. Unless notice shall be waived by all directors entitled to notice, notice shall be given in the same manner as prescribed for notice of special meetings.

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3.6)          Special Meetings. Special meetings of the Board of Directors may be held at such time and place as may from time to time be designated in the notice or waiver of notice of the meeting. Special meetings of the Board of Directors may be called by the Chief Executive Officer, or by any director. Unless notice shall be waived by all directors entitled to notice, notice of the special meeting shall be given by the Secretary, who shall give at least twenty-four (24) hours notice thereof to each director by mail, telegraph, telephone, or in person.

3.7)          Electronic Communications. A Board of Directors meeting may be had entirely or partially by any means of communication through which the directors may simultaneously hear each other, provided notice is given of the meeting pursuant to Section 3.9 and there is a sufficient number of participants to constitute a quorum.

3.8)          Absent Director. A director may give advance written consent or opposition to a proposal to be acted on at a board of directors meeting. Such written consent or opposition does not constitute presence for purposes of determining the existence of a quorum. Written consent or opposition shall be counted as a vote on the proposal if the proposal acted on is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

3.9)          Notice. Unless notice is waived by all directors entitled to notice, a regular meeting of the Board of Directors may be called by giving ten (10) days notice to all directors. A special meeting of the Board of Directors may be called by giving at least twenty-four (24) hours’ notice to all directors. Notice may be given by mail, telegraph, telephone, or in person. If given by mail such notice shall be deemed given when deposited in the United States mails. Notice by mail may not be used if the meeting is called less than four (4) days from the date of notice. The notice must specify the date, time and place of the meeting, and if a special meeting, the purpose of the meeting.

3.10)       Manner of Action. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

3.11)       Compensation. Directors and any members of any committee of the Corporation contemplated by these Bylaws or otherwise provided for by resolution of the Board of Directors, shall receive such compensation therefor as may be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving proper compensation therefor.

3.12)       Salaries. Salaries and other compensation of all officers of the corporation shall be fixed by the Board of Directors, which action may be taken informally without the benefit of written resolutions. Nothing herein contained shall be construed to preclude any officer from serving the corporation as a director, consultant or in any other capacity and receiving proper compensation therefor.

3.13)       Executive Committee. A two-thirds (2/3) majority vote of the Board of Directors present at a meeting may pass a resolution establishing committees having the authority of the Board to the extent provided in the resolution. A committee shall consist of three or more persons who need not be members of the Board. A majority of the committee present at a meeting shall constitute a quorum for the purpose of transacting business. In all other respects committees shall conduct meetings in the same manner prescribed for the Board of Directors. Committees shall be subject at all times to the control and direction of the Board.

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3.14)       Vacancies. A director may resign at any time by giving written notice of same to the Board of Directors, or to the President. Such resignation shall be effective upon receipt unless a later date is specified in the notice. If at any time and for any reason, including the creation of a new directorship, a vacancy occurs in the Board of Directors, the remaining directors of the Board, though less than a quorum, may elect a successor to fill such vacancy, or the Board may leave the vacancy unfilled until the next regular meeting of the shareholders, or until an intervening special meeting of the shareholders is called and held for the purpose of electing a successor. A director elected to fill the vacancy shall hold his office for the unexpired term of his predecessor, or until his successor is duly elected and qualified.

3.15)       Order of Business. The following order of business shall be observed at all meetings of the Board of Directors so far as is practicable:

1.	Roll call.
2.	Proof of due notice of meeting, or unanimous consent, or unanimous presence and declaration by president.
3.	Reading and disposal of any unapproved minutes.
4.	Reports of officers and committees.
5.	Election of officers.
6.	Unfinished business.
7.	New Business.
8.	Adjournment.

3.16)       Informal Action by Directors. Any action required to be taken at a meeting of the directors, or any other action which may be taken at a meeting of the directors, may be taken without a meeting and notice thereof if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter set forth.

ARTICLE 4. OFFICERS

4.1)          Number. The officers of the corporation may include a Chief Executive Officer, a Chief Financial Officer, and such other officers as may from time to time be chosen by the Board of Directors. Any number of offices may be held by one person.

4.2)          Election, Term of Office and Qualifications. At any regular meeting of the Board of Directors, the board may elect a Chief Executive Officer, a Chief Financial Officer, and such other officers and assistant officers as may be deemed advisable. Such officers shall hold office until their successors are elected and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the whole Board of Directors.

4.3)          The Chief Executive Officer. The Chief Executive Officer, who may also be referred to as the President shall: (a) have general active management of the business of the corporation; (b) when present, preside at all meetings of the Board and of the shareholders; (c) see that all orders and resolutions of the Board are carried into effect; (d) sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the articles or bylaws or by the Board to some other officer or agent of the corporation; (e) maintain records of and, whenever necessary, certify all proceedings of the Board and the shareholders; and (f) perform other duties prescribed by the Board. The Chief Executive Officer may also be referred to as the President.

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4.4)          Assistant Executive Officers. Each assistant executive officer shall have such powers and shall perform such duties as may be prescribed by the Board of Directors. In the event of absence or disability of the Chief Executive Officer, an assistant executive officer shall succeed to his powers and duties in the order in which they are elected or as otherwise prescribed by the Board of Directors. The Assistant Executive Officers may also be referred to as Vice Presidents.

4.5)          Secretary. The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors. The Secretary shall act as clerk thereof and shall record all the proceedings of such meetings in the minute book of the corporation. The Secretary shall give proper notice of meetings of shareholders and directors. The Secretary shall keep the seal of the corporation, if any, and shall affix the same to any instrument requiring it and shall attest the seal by his signature. The Secretary shall, with the Chief Executive Officer or Chief Financial Officer, acknowledge all certificates for shares of the corporation and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

4.6)          Chief Financial Officer. The Chief Financial Officer, who may also be referred to as the Treasurer, shall: (a) keep accurate financial records for the corporation; (b) deposit all money, drafts, and checks in the name of and to the credit of the corporation in the banks and depositories designated by the Board; (c) endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) render to the Chief Executive Officer and the Board, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the corporation; and (f) perform other duties prescribed by the Board or by the Chief Executive Officer. The Chief Financial Officer may also be referred to as the Treasurer.

4.7)          Assistant Officers. In the event of absence or disability of any officer, assistants to such officers shall succeed to the powers and duties of the absent officer in the order in which they are elected or as otherwise prescribed by the Board of Directors until such principal officer shall resume his duties or a replacement is elected by the Board of Directors. Such assistant officers shall exercise such other powers and duties as may be delegated to them from time to time by the Board of Directors, but they shall be subordinate to the principal officer they are designated to assist.

4.8)          Officers Shall not Lend Corporate Credit. Except for the proper use of the corporation, no officer of this corporation shall sign or endorse in the name or on behalf of this corporation, or in his official capacity, any obligations for the accommodation of any other party or parties, nor shall any check, note, bond, stock certificate or other security or thing of value belonging to this company be signed by any officer or director as collateral for any obligation other than valid obligations of this corporation.

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ARTICLE 5. INDEMNIFICATION

5.1)          Authority of the Board of Directors. The corporation acting through its Board of Directors or as otherwise provided in this bylaw, shall exercise as fully as may be permitted from time to time by the statutes and decisional law of the State of Nevada or by any other applicable rules or principles of law its power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, wherever brought, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

5.2)          Standard for Indemnification. Any person described in Section 5.1 may be indemnified by the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful.

5.3)          No Presumptions Resulting From Termination of Actions. The determination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his conduct was unlawful.

5.4)          Mandatory Indemnification. To the extent that any such person has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in this bylaw, or in defense of any claim, issue, or matter within this bylaw, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.

5.5)          Determination. Any indemnification under Section 5.1, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit, or proceeding or (2) if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by a majority vote of disinterested shareholders.

5.6)          Advance Payment. The expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the manner provided in Section 5.5 upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this bylaw.

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5.7)          Continuance of Indemnification. The indemnification provided by this bylaw shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

5.8)          Not Exclusive Remedy. The indemnification provided by this bylaw shall not exclude any other right to which an officer may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall not imply that the corporation may not provide lawful indemnification not expressly provided for in this bylaw. Nothing contained in this bylaw shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

5.9)          Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, provided, that no indemnification shall be made under any policy of insurance for any act which could not be indemnified by the corporation under this bylaw.

5.10)       Notice of Indemnification. If, under this bylaw, any expenses or other amounts are paid by way of indemnification, otherwise than by Court order or action by the shareholders, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three (3) months from the date of such payment, and in any event, within fifteen (15) months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status of the litigation or threatened litigation at the time of such payment.

ARTICLE 6. SHARES AND THEIR TRANSFER

6.1)          Establishment and Issuance of Shares. Subject to the provisions of the Articles of Incorporation and as provided by law, the Board of Directors is authorized to designate and cause to be issued, classes and series of shares of the corporation, with designated voting rights, preferences, and other characteristics, at such times and for such consideration as the Board of Directors may determine.

6.2)          Uncertificated Shares of Stock; Stock Certificates. The corporation may provide, to the extent and in the manner permitted by applicable law, that some or all of any or all classes and series of shares of capital stock in the corporation shall be issued in uncertificated form. Except as otherwise expressly provided by statute, the rights and obligations of the holders of certificated and uncertificated shares of the same class and series are identical. Any action providing for uncertificated shares shall not apply to shares then represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the foregoing, upon written request delivered to the Secretary of the Corporation, an owner of stock of the corporation shall be entitled to a certificate, to be in such form as the Board of Directors prescribes, certifying the number of shares of stock of the corporation owned by him. In the case of shares represented by certificates, the certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the corporation by the Chief Executive Officer, and by the Secretary or any other proper officer of the corporation authorized by the Board of Directors. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to applicable law, unless such notice is not required by law.

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6.3)          Transfer of Shares. Transfer of certificated and uncertificated shares of the corporation shall be made only on the books of the corporation. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security, and not absolutely, such facts, if known to the Secretary of the corporation, or to the transfer agent, shall be so expressed in the entry of transfer. Transfers of uncertificated shares shall be made only by the holder thereof (or his legal representative or duly authorized attorney-in-fact) upon presentment of proper evidence of authority to transfer. Transfers of certificated shares shall be made only by the stockholder named in the certificate (or his legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the corporation or its transfer agent may reasonably require. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no other certificate or certificates or evidence of uncertificated shares shall be issued in exchange for any existing certificates until such existing certificate shall have been so cancelled except in cases provided for in Section 6.6 of this Article 6.

6.4)          Stock Records; Transfer Agent and Registrar. The corporation shall keep, at its principal executive office or at another place or places within the United States determined by the Board, a share register not more than one year old containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The corporation shall also keep at its principal executive office or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued, or on which uncertificated shares were issued, and in the case of cancellation, the respective dates of cancellation. The Board of Directors may appoint one or more transfer agents or transfer clerks, and may require all certificates for shares to bear the signature or signatures of any of them.

6.5)          Facsimile Signature. Where any certificate is manually signed by a transfer agent, a transfer clerk or by a registrar appointed by the Board of Directors to perform such duties, a facsimile or engraved signature of the Chief Executive Officer and Secretary or other proper officer of the corporation authorized by the Board of Directors may be inscribed on the certificate in lieu of the actual signature of such officer. The fact that a certificate bears the facsimile signature of an officer who has ceased to hold office shall not affect the validity of such certificate if otherwise validly issued.

6.6)          Lost Certificates. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board, in an amount determined by the Board of Directors not exceeding double the value of the stock represented by such certificate to indemnify the corporation, against any claim that may be made of such certificate; whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

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6.7)          Treasury Stock. Treasury stock shall be held by the corporation subject to disposal by the Board of Directors, in accordance with the Articles of Incorporation and these Bylaws, and shall not have voting rights nor participate in dividends.

6.8)          Inspection of Books by Shareholders. Upon written demand shareholders shall for any purpose, as provided by statute, be permitted to examine and copy the share register; records of shareholder and Board proceedings; the articles of incorporation and amendments; the bylaws and amendments; reports made to shareholders within the last three (3) years; voting trust agreements; a statement of names and addresses of its Directors and principal officers; and financial statements prepared for distribution to the shareholders or to a government agency as a matter of public record. Shareholders shall for any proper purpose and upon written demand be permitted to examine and copy other corporate records.

ARTICLE 7. DIVIDENDS, DISTRIBUTIONS, ETC.

7.1)          Dividends. Subject to the provisions of the Articles of Incorporation, these bylaws, and, the applicable laws, the Board of Directors may declare a distribution in the form of a dividend whenever, and in such amounts as, in its opinion, the condition and the affairs of the corporation shall render it advisable.

7.2)          Other Distributions, Reserves. Subject to the provisions of the Articles of Incorporation and of these bylaws, the Board of Directors in its discretion may purchase or acquire any of the shares of the capital stock of this corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from its net assets or net profits such sum or sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, or for the purpose of maintaining or increasing the property or business of the corporation or for any other purpose it may think conducive to the best interests of the corporation.

ARTICLE 8. FINANCIAL AND PROPERTY MANAGEMENT

8.1)          Fiscal Year. The fiscal year of the corporation shall be set by the Board of Directors.

8.2)          Audit of Books and Accounts. The books and accounts of the corporation shall be audited at such times as may be ordered by the Board of Directors.

8.3)          Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

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8.4)          Checks. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by the treasurer or such other officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

8.5)          Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

8.6)          Voting Securities Held by Corporation. The Chief Executive Officer or other agent designated by the Board of Directors, shall have full power and authority on behalf of the corporation to attend, act and vote at any meeting of security holders of other corporations in which this corporation may hold securities. At such meeting the Chief Executive Officer, or such other agent, shall possess and exercise any and all rights and powers incident to the ownership of such securities which the corporation might possess and exercise.

ARTICLE 9. WAIVER OF NOTICE

9.1)          Requirement of Waiver in Writing. Whenever any notice whatever is required to be given by these bylaws or the Articles of Incorporation of the corporation or any of the corporate laws of the State of Nevada, a waiver thereof in writing, signed by the person or persons entitled to said notice, either before, at, or after the time stated therein, shall be deemed equivalent thereto. Attendance by a director at a meeting of the Board of Directors or attendance by a shareholder at a meeting of the shareholders shall constitute a waiver of the notice of said meeting.

ARTICLE 10. AMENDMENTS

10.1)       Action by Board of Directors. The Board of Directors of the corporation is expressly authorized to make bylaws of the corporation and from time to time to alter or repeal bylaws so made. In so acting, the Board of Directors may do so only upon vote of a majority of the entire Board of Directors then in office and present at any meeting called for that purpose, provided that notice of such proposed amendment shall have been given to the directors in the notice of such meeting. Such authority in the Board of Directors is subject to the powers of the voting shareholders to enact, change or repeal such bylaws by majority vote of the shareholders to enact, change or repeal such bylaws by majority vote of the shareholders present and represented at any annual meeting or at any special meeting called for that purpose, and the Board of Directors shall not make or alter any bylaws fixing the number, qualifications or term of office of members of the Board.

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CERTIFICATION OF BYLAWS

The above Bylaws of the Corporation are certified to have been adopted by the Board of Directors of the Corporation on the 12th day of March, 2018.

/s/ Michael J. Stein

Secretary

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